Exhibit 10.2

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

This AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of December 22, 2022 by and among Madrigal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Investors set forth on the signature pages affixed hereto (the “BBA Investors”).

RECITALS

A. The Company and the BBA Investors are parties to that certain Securities Purchase Agreement, dated as of June 20, 2017 (as amended or supplemented as of the date hereof, the “Securities Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Securities Purchase Agreement.

B. Pursuant to Section 9.6 of the Securities Purchase Agreement, the Securities Purchase Agreement may only be amended by a written agreement of the Company and the Required Investors. The BBA Investors constitute the Required Investors under the Securities Purchase Agreement.

C. The Company and the BBA Investors desire to amend the Securities Purchase Agreement in the manner set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

1. Section 7.11(a) of the Securities Purchase Agreement is hereby amended and restated to read in its entirety as follows:

“(a) If, at any time after the Closing Date, Richard S. Levy, M.D. ceases to be a member of the Board, the BBA Investors shall have the right (but not the obligation) to designate one (1) member of the Board (the “BBA Investor Designee”) for so long as the BBA Investors (i) collectively hold at least 50% of the Preferred Shares (including Conversion Shares issued upon conversion thereof) purchased by the BBA Investors as of the Closing Date and (ii) collectively hold Common Stock and Common Stock Equivalents (for purposes of this clause (ii) only, on an as-converted basis) representing at least 9.5% of the outstanding shares of Common Stock of the Company (the “BBA Board Designation Right”); provided, that such designee must qualify as an “independent” director as defined under Nasdaq Listing Rule 5605(a)(2), and such designee shall have provided the Nominating and Governance Committee of the Board (the “Nominating Committee”) such information as the Nominating Committee customarily requests pursuant to its charter as in effect on the date hereof to determine that such individual meets the independence requirements under Nasdaq Listing Rule 5605(a)(2), and is not otherwise disqualified by applicable Nasdaq Stock Market or SEC rules or regulations from service on the Board. The Company agrees to take all necessary corporate and other actions, including increasing the size of the Board, if necessary, and filling the resulting vacancy by vote of the Board and/or to request a vote of the shareholders of the Company, to permit the BBA Investor Designee to be appointed or elected by the members of the Board and/or shareholders, as applicable, pursuant to the Company’s Certificate of Incorporation and Bylaws. Within 90 days following the appointment or election of the BBA Investor Designee to the Board, the Company shall purchase and maintain director insurance on behalf of such BBA Investor Designee with the terms and conditions reasonably satisfactory to the BBA Investor Designee.”

2. The Securities Purchase Agreement, as amended herein, shall remain in full force and effect as so amended.

3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 to Securities Purchase Agreement as of the date first above written.

COMPANY:	MADRIGAL PHARMACEUTICALS, INC.

	By:	/s/ Brian J. Lynch
	Name:	Brian J. Lynch
	Title:	Senior Vice President and General Counsel

INVESTORS:	667, L.P.

BY: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

	By:	/s/ Scott Lessing
	Name:	Scott Lessing
	Title:	President
	Address:	Baker Bros. Advisors LP 860 Washington St 3d Fl New York, N.Y. 10011 Attention: Scott Lessing, President

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

	By:	/s/ Scott Lessing
	Name:	Scott Lessing
	Title:	President
	Address:	Baker Bros. Advisors LP 860 Washington St 3d Fl New York, N.Y. 10011